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                                                                                                                        EXHIBIT 11
- - ----------------------------------------------------------------------------------------------------------------------------------
                                                           THREE MONTHS ENDED JULY 31,                   SIX MONTHS ENDED JULY 31,
                                                --------------------------------------         -----------------------------------
                                                            1994                  1993                  1994                  1993
                                                ----------------    ------------------    ------------------    ------------------
IN THOUSANDS                                    EARNINGS  SHARES    EARNINGS    SHARES     EARNINGS   SHARES    EARNINGS    SHARES
- - ----------------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER SHARE
  Earnings (loss) before extraordinary loss
    and cumulative effect of change
    in accounting principle                     $  (516)             $   456                $(3,189)             $  (286)
  Preferred dividend requirements               $    76              $    77                $   151              $   155
- - ----------------------------------------------------------------------------------------------------------------------------------
  Earnings (loss) before extraordinary loss
    and cumulative effect of change
    in accounting principle applicable
    to common stock and average common
    shares outstanding                          $  (592)  24,317     $   379    24,175      $(3,340)  24,312     $  (441)   24,039
  Employees preferred and stock options deemed
    to be a common stock equivalent                          -0-                   389                   -0-                   -0-
- - ----------------------------------------------------------------------------------------------------------------------------------
Totals before extraordinary loss and
  cumulative effect of change
  in accounting principle                       $  (592)  24,317     $   379    24,564      $(3,340)  24,312     $  (441)   24,039
PER SHARE                                       $  (.02)             $   .02                $  (.14)             $  (.02)
==================================================================================================================================
  Earnings (loss) before cumulative effect
    of change in accounting principle           $  (516)             $   216                $(3,189)             $  (526)
  Preferred dividend requirements               $    76              $    77                $   151              $   155
- - ----------------------------------------------------------------------------------------------------------------------------------
  Earnings (loss) before cumulative effect
    of change in accounting principle applicable
    to common stock and average common shares
    outstanding                                 $  (592)  24,317     $   139    24,175      $(3,340)  24.312     $  (681)   24,039
  Employees preferred and stock options deemed
    to be a common stock equivalent                          -0-                   389                   -0-                   -0-
- - ----------------------------------------------------------------------------------------------------------------------------------
Totals before cumulative effect of change in
  accounting principle                          $  (592)  24,317     $   139    24,564      $(3,340)  24,312     $  (681)   24,039
PER SHARE                                       $  (.02)             $   .01                $  (.14)             $  (.03)
==================================================================================================================================
  Net earnings (loss)                           $  (516)             $   216                $(3,189)             $(2,799)
  Preferred dividend requirements               $    76              $    77                $   151              $   155
- - ----------------------------------------------------------------------------------------------------------------------------------
  Net earnings (loss) applicable to common stock
    and average common shares outstanding       $  (592)  24,317     $   139    24,175      $(3,340)  24,312     $(2,954)   24,039
  Employees preferred and stock options deemed
    to be a common stock equivalent                          -0-                   389                   -0-                   -0-
- - ----------------------------------------------------------------------------------------------------------------------------------
Total net earnings (loss)                       $  (592)  24,317     $   139    24,564      $(3,340)  24,312     $(2,954)   24,039
PER SHARE                                       $  (.02)             $   .01                $  (.14)             $  (.12)
==================================================================================================================================
FULLY DILUTED EARNINGS (LOSS) PER SHARE
  Earnings (loss) before extraordinary loss and
    cumulative effect of change
    in accounting principle applicable
    to common stock and average common
    shares outstanding                          $  (592)  24,317     $   379    24,564      $(3,340)  24,312     $  (441)   24,039
  Senior securities the conversion of which
    would dilute earnings per share                          -0-                   122                   -0-                   -0-
- - ----------------------------------------------------------------------------------------------------------------------------------
Totals before extraordinary loss and
  cumulative effect of change
  in accounting principle                       $  (592)  24,317     $   379    24,686      $(3,340)  24,312     $  (441)   24,039
PER SHARE                                       $  (.02)             $   .02                $  (.14)             $  (.02)
==================================================================================================================================
  Earnings (loss) before cumulative effect of
    change in acounting principle applicable
    to common stock and average common shares
    outstanding                                 $  (592)  24,317     $   139    24,564      $(3,340)  24,312     $  (681)   24,039
  Senior securities the conversion of which
    would dilute earnings per share                          -0-                   122                   -0-                   -0-
- - ----------------------------------------------------------------------------------------------------------------------------------
Totals before cumulative effect of change in
  accounting principle                          $  (592)  24,317     $   139    24,686      $(3,340)  24,312     $  (681)   24,039
PER SHARE                                       $  (.02)             $   .01                $  (.14)             $  (.03)
=================================================================================================================================
  Net earnings (loss) applicable to common stock
    and average common shares outstanding       $  (592)  24,317     $   139    24,564      $(3,340)  24,312     $(2,954)   24,039
  Senior securities the conversion of which
    would dilute earnings per share                          -0-                   122                   -0-                   -0-
- - ----------------------------------------------------------------------------------------------------------------------------------
TOTAL NET EARNINGS (LOSS)                       $  (592)  24,317     $   139    24,686      $(3,340)  24,312     $(2,954)   24,039
PER SHARE                                       $  (.02)             $   .01                $  (.14)             $  (.12)
==================================================================================================================================

All figures in thousands except amount per share.